EXHIBIT 1

                             JOINT FILING AGREEMENT

                  JOINT FILING AGREEMENT (this "Agreement"), dated as of February 9, 2004 among TPG ON Holdings LLC, a Delaware limited liability company ("TPG ON Holdings"), TPG Semiconductor Holdings LLC, a Delaware limited liability company ("TPG Semi"), TPG Partners II, L.P., a Delaware limited partnership ("Partners"), TPG Parallel II, L.P., a Delaware limited partnership ("Parallel"), TPG Investors II, L.P., a Delaware limited partnership ("Investors"), TPG 1999 Equity Partners II, L.P., a Delaware limited partnership ("TPG 1999"), TPG GenPar II, L.P., a Delaware limited partnership ("GenPar") and TPG Advisors II, Inc., a Delaware corporation, ("Advisors").

                               W I T N E S S E T H

                  WHEREAS, as of the date hereof, each of TPG ON Holdings, TPG Semi, Partners, Parallel, Investors, TPG 1999, GenPar and Advisors are filing an Amendment No.1 (the "Amendment") to a Schedule 13D Statement under the Securities Exchange Act of 1934 (the "Exchange Act") filed by TPG ON Holdings on September 17, 2001 (the "Original Schedule 13D") relating to the shares of common stock, par value $0.01 per share (the "Common Stock"), of ON Semiconductor Corporation (the "Company");

                  WHEREAS, in connection with the filing of the Original
Schedule 13D, TPG ON Holdings, Partners, Parallel, Investors, TPG 1999, GenPar and Advisors entered into a Joint Filing Agreement dated as of September 17, 2001 (the "Original Joint Filing Agreement");

                  WHEREAS, each of TPG ON Holdings, TPG Semi, Partners, Parallel, Investors, TPG 1999, GenPar and Advisors is individually eligible to file the Amendment;

                  WHEREAS, each of TPG ON Holdings, TPG Semi, Partners, Parallel, Investors, TPG 1999, GenPar and Advisors wishes to file the Amendment and any further amendments to the Original Schedule 13D jointly and on behalf of each of TPG ON Holdings, TPG Semi, Partners, Parallel, Investors, TPG 1999, GenPar and Advisors, pursuant to Rule 13d-1(k)(1) under the Exchange Act;

                  NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the parties hereto agree as follows:

                  1. TPG ON Holdings, TPG Semi, Partners, Parallel, Investors, TPG 1999, GenPar and Advisors hereby agree that the Amendment is, and any further amendments to the Original Schedule 13D will be, filed on behalf of each of TPG ON Holdings, TPG Semi, Partners, Parallel, Investors, TPG 1999, GenPar and Advisors pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act. TPG ON Holdings, TPG Semi, Partners, Parallel, Investors, TPG 1999, GenPar and Advisors hereby further agree that the Original Joint Filing Agreement shall be amended, restated and replaced in its entirety by this Joint Filing Agreement.

                  2. Each of TPG ON Holdings, TPG Semi, Partners, Parallel, Investors, TPG 1999, GenPar and Advisors hereby acknowledges that, pursuant to Rule 13d-1(k)(1)(i) under the Exchange Act, it is responsible for the timely filing of the Amendment and any further amendments to the Original Schedule 13D, and for the completeness and accuracy of the information concerning it contained therein, and is not responsible for the completeness and accuracy of the information concerning any of the other parties contained therein, unless it knows or has reason to know that such information is inaccurate.

                  3. Each of TPG ON Holdings, TPG Semi, Partners, Parallel, Investors, TPG 1999, GenPar and Advisors hereby agrees that this Agreement shall be filed as an exhibit to the Amendment, pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed individually or by their respective directors hereunto duly authorized as of the day and year first above written.


                                           TPG ON Holdings LLC

                                           By: /s/ Richard A. Ekleberry
                                               ---------------------------------
                                               Name: Richard A. Ekleberry
                                               Title: Vice President

                                           TPG Semiconductor Holdings LLC

                                           By: /s/ Richard A. Ekleberry
                                               ---------------------------------
                                               Name: Richard A. Ekleberry
                                               Title: Vice President


                                           TPG Partners II, L.P.
                                           By: TPG GenPar II, L.P.
                                           By: TPG Advisors II, Inc.

                                           By: /s/ Richard A. Ekleberry
                                               ---------------------------------
                                               Name: Richard A. Ekleberry
                                               Title: Vice President


                                           TPG Parallel II, L.P.
                                           By: TPG GenPar II, L.P.
                                           By: TPG Advisors II, Inc.

                                           By: /s/ Richard A. Ekleberry
                                               ---------------------------------
                                               Name: Richard A. Ekleberry
                                               Title: Vice President


                                           TPG Investors II, L.P.
                                           By: TPG GenPar II, L.P.
                                           By: TPG Advisors II, Inc.

                                           By: /s/ Richard A. Ekleberry
                                               ---------------------------------
                                               Name: Richard A. Ekleberry
                                               Title: Vice President

                                           TPG 1999 Equity Partners II, L.P.
                                           By: TPG Advisors II, Inc.

                                           By: /s/ Richard A. Ekleberry
                                               ---------------------------------
                                               Name: Richard A. Ekleberry
                                               Title: Vice President


                                           TPG GenPar II, L.P.
                                           By: TPG Advisors II, Inc.

                                           By: /s/ Richard A. Ekleberry
                                               ---------------------------------
                                               Name: Richard A. Ekleberry
                                               Title: Vice President


                                           TPG Advisors II, Inc.

                                           By: /s/ Richard A. Ekleberry
                                               ---------------------------------
                                               Name: Richard A. Ekleberry
                                               Title: Vice President